TRANSITION AND SEPARATION AGREEMENT This is a Transition and Separation Agreement (this “Agreement”) between Jeff Conway (“you”) and State Street Bank and Trust Company, its parent, and their respective direct and indirect subsidiaries and other affiliates (collectively, “State Street” or the “Company”), dated as of March 20, 2019. This Agreement summarizes the severance benefits for which you will be eligible under the State Street Corporation Severance Plan (“Plan”), subject to the terms and conditions specified in this Agreement. A further description of these Severance Benefits is contained in the State Street Corporation Severance Plan Summary Plan Description (“SPD”) which has been provided to you. You should read the SPD carefully. In addition, this Agreement sets forth the terms and conditions of the additional consideration that State Street is offering you in exchange for your agreement not to compete with the business of State Street for a period of time following the termination of your employment. Because you are a “specified employee” within the meaning of Internal Revenue Code Section 409A, certain payments to you will commence or be made to you following the expiration of six months from the termination of your employment, as set forth in Paragraph 4, below. You and State Street agree as follows: 1. TRANSITION PERIOD AND TERMINATION OF EMPLOYMENT. (a) Your employment will terminate on June 1, 2019 unless earlier terminated in accordance with the terms of this Agreement including by mutual agreement of the parties. The actual date your employment terminates is referred to in this Agreement as the “Separation Date.” The period from February 25, 2019 through the Separation Date is referred to as the “Transition Period.” By signing below, you resign from all internal boards and committees of State Street, effective as of the date hereof, and agree promptly to execute any additional documents State Street may determine are necessary to effect such resignation. (b) During the Transition Period, you will continue to be employed as an Executive Vice President, reporting to Ron O’Hanley, or his successor or designee (the “Manager”). You will initially continue to perform such duties as you have previously performed or as the Manager shall specify in his discretion. Commencing on March 13, 2019, or such other date as the Manager may designate, you will commence a garden leave. During this garden leave period, you will not be required to report to the office or perform any work for State Street; provided, however, that you will make yourself available in person or by telephone or other communications technology upon request to perform such services as the Manager may request from time to time. (c) For the duration of the Transition Period, you will comply with all of State Street’s policies and procedures and with your obligations under this Agreement, under your Amended and Restated Employment Agreement dated as of December 13, 2018 (the “Employment Agreement”), and under your existing deferred compensation award agreements and any such other award agreements that you may be offered and accept during the Transition Period (all such award agreements and the incentive compensation plans governing them, the Conway Transition and Separation Agreement 1

“Award Agreements”). During the Transition Period and at all times thereafter, you will not make any statements or take any actions on behalf of State Street, unless specifically requested or approved to do so by the Manager. During the Transition Period, if you learn of any opportunities or receive any inquiries, in either case related to the business of the Company, you will promptly disclose the same to the Manager. (d) During the Transition Period, State Street will continue to pay you your base salary, at the rate currently in effect, in accordance with State Street’s standard payroll practices, and you will continue to be eligible to participate in State Street’s employee benefit plans and programs, including paid time off programs, subject to plan terms and generally applicable policies of State Street. Except as specifically provided in this Agreement and in the Award Agreements, you will not be entitled to earn any other compensation of any kind during the Transition Period. During and after the Transition Period, the Award Agreements shall continue to govern your existing and any newly-granted deferred compensation awards and you will continue to be eligible for the tax equalization and tax preparation services set out in the Tax Equalization Policy for International Assignments which was previously provided to you. (e) Your employment will terminate at the end of the Transition Period, if not earlier terminated by State Street for Cause or by mutual agreement. If your employment is terminated by mutual agreement, State Street’s obligations to you under this Paragraph 1 will end on the agreed-upon new Separation Date, provided, however, you will remain eligible to receive the Severance Benefits and other benefits set forth in the other paragraphs of this Agreement, including but not limited to, vesting in Equity and Incentive Compensation Awards and the Additional Consideration described in the Agreement. State Street may terminate your employment for Cause at any time during the Transition Period upon notice. “Cause” means the occurrence of any of the following, as determined by State Street in its sole discretion: (i) your material breach your obligations under this Agreement or any of the Award Agreements; (ii) your committing, being indicted for, or entering into a pre-trial diversion program in connection with, a prosecution for a felony or any crime of dishonesty, breach of trust or money laundering (or any of the same being discovered to have occurred in the past); or (iii) your willful failure to perform, gross negligence in the performance of, or gross misconduct relating in any way to, your duties and responsibilities to State Street. Following a termination for Cause, State Street shall have no further obligation to you under this Agreement other than for Accrued Pay, as defined below. A termination for Cause under this Agreement shall constitute grounds for forfeiture of the unvested portions of the deferred compensation subject to the Award Agreements. (f) Not later than the date that is the later of (i) 5 business days following the Separation Date and (ii) 21 days following the date of this Agreement, except if your employment has been terminated for Cause, you will execute and return to State Street the Post- Employment Release attached to this Agreement as Exhibit A. 2. SEVERANCE BENEFITS. This Paragraph 2 sets forth the benefits State Street will provide you pursuant to the Plan (the “Severance Benefits”), the terms of which are fully incorporated herein, subject to your meeting in full your obligations under this Agreement and its attachments, including without limitation your timely providing the executed Post-Employment Release and not revoking it during the revocation period specified in it. Conway Transition and Separation Agreement 2

(a) Severance Pay. State Street will pay you an amount equal to your weekly rate of base pay for a period of 78 weeks following the Separation Date (such period the “Severance Period” and such payments the “Base Severance Payments”). (b) Subsidized Benefits Continuation. You will be eligible to continue coverage under the Consolidated Omnibus Budget Reconciliation Act (“COBRA”) at a subsidized rate (with State Street paying its regular employer’s share and you paying the active employee rate) until the Benefits End Date (as defined in Paragraph 3 below). So that you do not experience any gap in coverage, you will be automatically enrolled into COBRA coverage under the same plan and for the same coverage (such as individual or family coverage) as in effect immediately prior to the Separation Date. The cost of COBRA coverage will not be deducted from your Base Severance Payments. Rather, you will be billed directly by our vendor, Fidelity. After the Benefits End Date, you will be eligible to continue coverage for the remainder of your legally- required COBRA period (if any), but this will be entirely at your expense. (c) Enhanced Medical Benefit. (i) Because you are at least age 52, but less than age 55 with five years of eligible service as of your Separation Date, you are eligible to continue medical coverage through State Street until you are age 65 for the same coverage (such as individual or family coverage) as in effect immediately prior to the Separation Date (the “Enhanced Medical Benefit”). The Enhanced Medical Benefit is subject to the terms and conditions of the Severance Plan, including but not limited to State Street’s right to amend or modify at any time the cost structure or administrative treatment of the Enhanced Medical Benefit. (ii) To take advantage of this Enhanced Medical Benefit, you must be enrolled in State Street medical coverage on your Separation Date and continue it through the end of the Severance. At all times, you must also keep current with your share of any premium payments, whether in respect of COBRA continuation coverage or Enhanced Medical Benefit coverage. (iii) At the end of the Severance Period, if you continue to be enrolled in State Street medical coverage, you will be automatically enrolled into the Enhanced Medical Benefit, paying the full retiree medical cost. If at that time, you wish to continue coverage under COBRA instead of auto-enrolling into the Enhanced Medical Benefit, you must actively elect to do so. If you do not enroll into the Enhanced Medical Benefit at the end of the Severance Period, you will be unable to elect this benefit in the future. In addition, if you are rehired by a State Street entity that provides for participation in State Street medical benefit plans, your Enhanced Medical Benefit will end upon such rehire. (d) Outplacement Services. You will be eligible for the level of outplacement services determined by State Street and described in the SPD. In order to utilize outplacement services, you must initiate the services prior to the termination of the Severance Period. 3. NEW EMPLOYMENT. (a) If you accept new employment with State Street or any other employer, or you provide services for State Street as a consultant or through a third party contractor or vendor, at any time before your Severance Period ends, you must immediately notify State Street (as set forth in Paragraph 26 below) of the date you are scheduled to begin such employment (the “New-employment Date”). “State Street,” as used here, includes all affiliated companies such as Conway Transition and Separation Agreement 3

International Financial Data Services. “Employment” as used in the first sentence of this paragraph, does not include service as a director and does not include working as a consultant who is not on any company’s payroll. (b) Your right to subsidized benefit continuation (as described in Paragraph 2 above) ends on the last day of the month in which (i) your New-employment Date occurs, or (ii) your Severance Period ends, whichever is first (such date referred to as the “Benefits End Date”). Your Severance Benefits will not be affected by new employment independent of State Street. However, if you are re-hired by State Street or commence work for State Street as an independent contractor or through a third-party agency before the end of your Severance Period, you will forfeit all remaining Severance Benefits, Subsidized Benefits Continuation and Outplacement on your New-employment Date with State Street. 4. PAYMENT RULES. Any amounts payable hereunder will be paid in accordance with the payroll practices and policies set by State Street, and will be subject to all applicable deductions for taxes. Base Severance Payments will be paid in installments on State Street’s regularly-scheduled payroll dates; provided, however, that so much of the Base Severance Payments as would otherwise be payable during the first six months following the Separation Date shall be paid instead in a single lump sum on the next regular payroll date occurring after the day that falls six months and one day after the Separation Date, and the balance of the Base Severance Payments will be paid thereafter on the regular payroll schedule. State Street will deduct from the Base Severance Payments you receive all outstanding financial obligations that you may have to State Street, including without limitation such items as expense account balances, credit card balances, advanced vacation days, and relocation allowances, as well as recompense for any State Street property you fail to return, and you hereby consent to any such deduction to the fullest extent permitted by applicable law. If the Base Severance Payments are insufficient to satisfy your outstanding financial obligations, State Street reserves all rights available to it to recover from you such remaining financial obligations to State Street. 5. ACCRUED PAY. You will receive pay, at your final base rate of salary or wages, for all work performed for State Street from the end of the last payroll period through the Separation Date, to the extent not previously paid, and pay for all hours of vacation time you have earned but not used as of the Separation Date, determined in accordance with State Street policy and records (“Accrued Pay”). Accrued Pay will be paid to you irrespective of whether you accept this Agreement. By signing this Agreement, you acknowledge that you have received all other compensation otherwise due, including but not limited to, pay for all hours worked, commissions, and bonuses through the date you sign this Agreement, and that except as specified in this Agreement and the Award Agreements, you will not be entitled to any other compensation during or after the Transition Period. Conway Transition and Separation Agreement 4

6. EQUITY AND INCENTIVE COMPENSATION AWARDS. As referenced in Paragraph 1(c), above, you hold and may be offered certain deferred compensation awards payable in cash and/or stock from State Street pursuant to the Award Agreements. During the Transition Period and following the termination of your employment, the deferred compensation subject to the Award Agreements shall continue to be governed by and to vest in accordance with the terms of the applicable Award Agreements. Nothing in this Agreement is intended to or shall be construed to modify the terms of any Award Agreement; provided, however, the parties acknowledge that under Award Agreements entered into after January 1, 2019, a breach of the Non-Competition or Non-Solicitation Agreements set forth below will result in forfeiture of any unvested or unpaid portion of such award, but will not result in forfeiture of any unvested or unpaid portion of such award entered into on or prior to January 1, 2019 (provided, however, that any such breach of the Non-Competition or Non-Solicitation Agreements that is also a breach of any Award Agreement entered into on or prior to January 1, 2019 may result in forfeiture of unvested or unpaid portions of such awards pursuant to the terms of such Award Agreements). 7. NON-SOLICITATION AND NON-COMPETITION. (a) You agree to abide by the terms of the attached form of Non-Solicitation Agreement, the terms of which are incorporated herein by reference and form an integral and material part hereof. (b) In addition, you agree to abide by the terms of the attached form of Non- Competition Agreement, the terms of which are incorporated herein by reference and form an integral and material part hereof. In consideration of your acceptance of and full compliance with the terms of this Agreement, the Non-Solicitation Agreement and the Non-Competition Agreement, State Street will pay you an additional gross amount of Three Million ($3,000,000) Dollars (“Additional Consideration”), payable in December of 2020, following the expiration of the period of restriction contained in the Non-Competition Agreement. (c) You acknowledge and agree that your right to receive the Severance Benefits and the Additional Consideration is contingent upon your compliance with the terms of this Agreement, including the Confidentiality Agreement, the Non-Solicitation Agreement and the Non-Competition Agreement, as well as your obligations under the Employment Agreement, the Award Agreements and any other incentive compensation plan and/or any non-qualified deferred compensation or retirement plan of State Street (including without limitation the State Street Corporation Executive Supplemental Retirement Plan) that may have previously been agreed to by you that survive termination of your employment by implication or by the terms thereof (collectively, the “Continuing Obligations”). A memorandum dated April 3, 2019 summarizing your Continuing Obligations with respect to non-competition and non-solicitation and State Street’s remedies for breaches of them has been separately provided to you and your attorney. By signing below, you acknowledge receipt of this memorandum. In all events, the terms of the underlying agreements and/or plan documents control your rights and State Street’s. (d) Notwithstanding anything to the contrary herein, you are not prohibited by the non-competition covenants in any of your Continuing Obligations, or in this Agreement, from being employed by McKinsey & Company or Boston Consulting Group to provide business advice to asset managers as long as you do not (i) provide services to any of the nine businesses (including any of their affiliated and subsidiary entities or successors) listed in the memorandum from Kathy Horgan to you dated as of March 21, 2019 referenced in the attached Non- Conway Transition and Separation Agreement 5

Competition Agreement or (ii) author or contribute to any papers or articles concerning any business in which State Street was engaged, or was actively in planning to engage, as of the Separation Date. You will remain subject to your confidentiality, non-solicitation and other obligations in connection with any such employment. (e) Except as for your Non-Competition obligations related to the nine businesses (including any of their affiliated and subsidiary entities or successors) listed in the memorandum from Kathy Horgan to you dated as of March 21, 2019 referenced in the attached Non- Competition Agreement, you may seek a waiver from State Street for your non-competition obligations pursuant to your Continuing Obligations, and State Street agrees not to unreasonably and untimely withhold approval for such a waiver, with reasonableness to be determined by State Street’s good faith assessment of the competitive harm which the granting of such waiver could impose on State Street based on (i) your job duties while employed at State Street, (ii) the job duties of the role and the nature of the business for which you seek the waiver, (iii) the Confidential Information to which you had access during your employment at State Street and (iv) the client relationships to which you had access during your employment at State Street. (f) You acknowledge and agree that the provisions contained in this Agreement, including the Confidentiality Agreement, the Non-Solicitation Agreement and the Non- Competition Agreement, as well as the Continuing Obligations, are necessary to the protection of State Street’s business and goodwill, and are material and integral to the undertakings of State Street in this Agreement. You further agree that State Street will be irreparably harmed in the event that you do not perform in accordance with their specific terms or are otherwise in breach those terms. Accordingly, if you fail to comply or threaten to fail to comply with such provisions, State Street shall be entitled to injunctive or other equitable relief or remedy in addition to, and not in lieu of, any other relief or remedy at law to which it or they may be entitled hereunder, without the need to post bond. You agree that any post-employment restricted period set forth in the Non-Solicitation Agreement or the Non-Competition Agreement will be tolled, and will not run, during any period in which you are in breach of your obligations under either. In addition, State Street shall be entitled to recover its reasonable attorneys’ fees and costs incurred in connection with obtaining any relief as a result of your breach as determined by a court of competent jurisdiction of any of your obligations under this Agreement, including the Confidentiality Agreement, the Non-Solicitation Agreement or the Non-Competition Agreement, or the Continuing Obligations. In the event that any provision of the Confidentiality Agreement, the Non-Solicitation Agreement or the Non-Competition Agreement, or the Continuing Obligations is found by any court of competent jurisdiction to be unenforceable by reason of its being extended over too great a time, too large a geographic area, or too great a range of activities, such provision shall be deemed to be modified to permit its enforcement to the maximum extent permitted by law. 8. RETURN OF STATE STREET PROPERTY. You represent that you have returned to State Street (i) all original and duplicate copies (regardless of the medium) of files, books, and records in your possession or under your control belonging to State Street or containing confidential or proprietary information concerning State Street or its customers or operations, and (ii) all State Street keys, credit cards, cell phones, parking transponders, computers and other electronic devices, and any other State Street property. You also represent that you have disclosed to State Street, any password that would be necessary to access or that Conway Transition and Separation Agreement 6 would assist in accessing any information that you have stored in password protected form on any of its systems. 9. COMPLIANCE REPRESENTATION. Subject to Paragraph 12, below, you acknowledge that you have notified management of any significant concerns you may have related to State Street’s compliance with securities laws or other laws or regulations applicable to State Street. 10. CONFIDENTIALITY. Subject to Paragraph 12, below: (a) You acknowledge your obligation to keep confidential any non-public information concerning State Street that you acquired during the course of your employment and other associations with State Street, including without limitation the obligations contained in any confidentiality and/or non-disclosure agreement you executed in connection with your employment with State Street, the terms of which shall remain in full force and effect. You further agree to abide by the terms of the attached form of Confidentiality Agreement. (b) You agree that any non-public terms and contents of, and any discussions resulting in, this Agreement shall be maintained in strict confidence, and shall not be disclosed except to the extent required by law or as otherwise agreed to by you and State Street. Notwithstanding the foregoing, you may disclose the existence of this Agreement and its terms to your immediate family members, legal counsel, and other advisors employed by you for the purpose of rendering professional advice related to the terms and conditions of this Agreement, so long as each such person is advised by you of the confidential nature of this Agreement and agrees, prior to disclosure, to abide by the confidentiality provisions hereof. Notwithstanding anything to the contrary herein, you may disclose terms of this Agreement related to Non- Competition and/or Non-Solicitation to prospective employers. 11. NON-DISPARAGEMENT. (a) Subject to Paragraph 12, below, you agree that, as a condition for payment to and retention by you of the consideration herein described, you shall not make any false, disparaging, or derogatory statements to any media outlet (including, but not limited to, Internet-based chat rooms, message boards, any and all social media, and/or web pages), industry groups, financial institutions, any current, former or prospective employees, consultants, clients, or customers of State Street, or any other third party regarding State Street or any of its directors, officers, employees, agents, or representatives, or about State Street’s business affairs or financial condition. (b) State Street will instruct the members of the Management Committee as of the date of this Agreement that they are not to make any false, disparaging, or derogatory statements to any media outlet (including, but not limited to, Internet-based chat rooms, message boards, any and all social media, and/or web pages), industry groups, financial institutions, any current, former or prospective employees, consultants, clients, or customers of State Street, or any other third party regarding you. Conway Transition and Separation Agreement 7

12. CERTAIN LIMITATIONS. (a) Nothing in this Agreement, or in the attached Confidentiality Agreement, Non- Solicitation Agreement or Non-Competition Agreement, or in the Continuing Obligations, prohibits you from reporting possible violations of federal law or regulation to any governmental agency or regulatory authority or from making other disclosures that are protected under the whistleblower provisions of federal law or regulation. Moreover, nothing in this Agreement or in the attached Confidentiality Agreement, Non-Solicitation Agreement or Non-Competition Agreement, or in the Continuing Obligations requires you to notify State Street that you have made any such report or disclosure. However, in connection with any such activity, you acknowledge you must take reasonable precautions to ensure that any confidential information that is disclosed to such authority is not made generally available to the public, including by informing such authority of the confidentiality of the same. (b) You shall not be held criminally or civilly liable under any Federal or State trade secret law if you disclose a State Street trade secret (i) in confidence to a Federal, State, or local government official, either directly or indirectly, or to an attorney, solely for the purposes of reporting or investigating a suspected violation of law; or (ii) in a complaint or other document filed in a lawsuit or other proceeding, if such filing is made under seal. Notwithstanding this immunity from liability, you may be held liable if you unlawfully access State Street trade secrets by unauthorized means. (c) Despite the foregoing, you also acknowledge that you are not permitted to disclose to any third-party, including any governmental or regulatory authority, any information learned in the course of your employment that is protected from disclosure by any applicable privilege, including but not limited to the attorney-client privilege, attorney work product doctrine, the bank examiner’s privilege, and/or privileges applicable to information covered by the Bank Secrecy Act (31 U.S.C. §§ 5311-5330), including information that would reveal the existence or contemplated filing of a suspicious activity report. State Street does not waive any applicable privileges or the right to continue to protect its privileged attorney-client information, attorney work product, and other privileged information. 13. GENERAL RELEASE OF CLAIMS. In exchange for the promises contained in this Agreement, you, individually and on behalf of your respective heirs, executors, beneficiaries, representatives, administrators, successors and assigns, hereby fully, forever, irrevocably, and unconditionally release, remise, and discharge State Street, State Street’s employee benefit and compensation plans, programs or arrangements, welfare benefit and pension benefit plans and plan administrators, predecessors, successors, and assigns, and any and all of its or their past, present and future directors, officers, shareholders, agents, employees, trustees, fiduciaries, representatives, insurers, and assigns (whether acting as agents for State Street or in their individual capacity) (individually and collectively referred to as “Releasees”) from and with respect to any and all claims, demands, charges, liabilities, damages, actions, causes of action and suits of every type whatsoever, in law or at equity (collectively, “Claims”), including without limitation Claims related to or arising out of your employment or its termination, including but not limited to: Conway Transition and Separation Agreement 8

(a) all Claims under any local, state or federal discrimination, fair employment practices and other employment-related statute, regulation or executive order (as they may have been amended) prohibiting discrimination, harassment or retaliation based upon any protected status including, without limitation, race, ethnicity, national origin, age, gender, pregnancy, marital status, disability, veteran status and sexual orientation. Without limitation, specifically included in this paragraph are any Claims arising under the Age Discrimination in Employment Act, the Older Workers Benefit Protection Act, Title VII of the Civil Rights Act of 1964, the Civil Rights Act of 1991, the Americans with Disabilities Act, the Rehabilitation Act of 1973, Section 806 of the Corporate Fraud Accountability Act of 2002, the Equal Pay Act, the Vietnam Era Veterans' Readjustment Assistance Act of 1974, Executive Orders 11246 and 11141, and, to the fullest extent enforceable under applicable law, all similar federal, state or local statutes, regulations and orders; (b) all Claims under any other local, state or federal employment-related statute, regulation or executive order (as they may have been amended) relating to any terms and conditions of employment or separation from employment, to the fullest extent enforceable under applicable law. Without limitation, specifically included in this paragraph are any Claims arising under the Family and Medical Leave Act of 1993, the National Labor Relations Act, the Employee Retirement Income Security Act of 1974, the Consolidated Omnibus Budget Reconciliation Act of 1985 (“COBRA”), the Worker Adjustment Retraining Notification Act (“WARN”), including any claims regarding advance notice of termination pursuant to WARN, the Fair Credit Reporting Act, and all similar federal, state or local statutes, regulations and orders; (c) all Claims for short-term disability benefits, and Claims to any non-vested ownership interest in State Street provided through participation in a State Street plan or program other than the awards subject to the Award Agreements; (d) all Claims under any state or federal common law theory including, without limitation, wrongful discharge, breach of express or implied contract, promissory estoppel, unjust enrichment, breach of a covenant of good faith and fair dealing, defamation, interference with contractual relations, intentional or negligent infliction of emotional distress, invasion of privacy, misrepresentation, deceit, fraud or negligence; (e) any other Claims, whether known or unknown, suspected or unsuspected, and whether or not concealed or hidden, which you now have, may have or may have had against any of the Releasees, up to the date you sign this Agreement, including without limitation claims arising out of or in any way related to your employment with or separation from State Street (including claims for retaliation); and (f) all Claims arising under the wage and hour and wage payment laws of the Commonwealth of Massachusetts. 14. COVENANT NOT TO SUE. Subject to Paragraph 12, above, and to the extent permitted by law, you represent that you have not filed any complaints, claims or actions concerning any of the Claims released by you in Paragraph 13 with any state, federal, or local agency or court. In addition to waiving and releasing Claims as described in Paragraph 13, you hereby covenant not to sue the Releasees in respect of any of the Claims released in Paragraph 13. This “covenant not to sue” is different from the general release of claims contained in Conway Transition and Separation Agreement 9

Paragraph 13; for by covenanting not to sue the Releasees, you are agreeing that you will not hereafter pursue any individual Claim concerning any of the Claims you released in Paragraph 13 by filing such a Claim in any local, state, or federal court. 15. FURTHER LIMITATIONS. (a) Your execution of this Agreement, including the general release of claims in Paragraph 13 and the covenant not to sue in Paragraph 14, shall not release or restrict you from making (a) claims to enforce the provisions of the Agreement; (b) claims and rights under the Award Agreements with respect to any deferred compensation awards that you continue to hold following the date hereof; (c) claims that cannot be waived as a matter of law, including claims for unemployment benefits; (d) rights to vested benefits under any applicable welfare, retirement and/or pension plans (e) claims challenging the knowing and voluntary nature of this release under the Workers Benefit Protection Act and the Age Discrimination in Employment Act; (f) rights you may have to defense, indemnification, and contribution from State Street for actions taken by you in the course and scope of your employment with State Street, including rights pursuant to applicable law, the foundational documents of State Street or any of its subsidiaries or other affiliates, any applicable D&O policy of State Street or any of its subsidiaries or other affiliates, or any other applicable agreement, program or arrangement; or (g) claims that arise after the date of this Agreement. (b) You and State Street also agree that this Agreement will not affect the rights and responsibilities of the United States Equal Employment Opportunity Commission (“EEOC”) and state or local Fair Employment Practices Agencies to enforce the anti-discrimination laws of the United States, and that nothing in this Agreement prevents you from filing, cooperating with, or participating in any proceeding before the EEOC or any state or local Fair Employment Practices Agency. However, you represent and warrant that you knowingly and voluntarily waive all rights and claims arising prior to your execution of this Agreement, as well as rights to any payment, benefit, attorneys’ fees or other personal remedial relief as a consequence of any charge filed with or by the EEOC or analogous state or local agency and/or any litigation pursued by the EEOC concerning any facts alleged in any such charge. Nothing in this Agreement prevents you from complying with a lawful subpoena or court order. 16. EMPLOYEE’S BREACH OF THIS AGREEMENT. You acknowledge that your right to receive the Severance Benefits and the other benefits provided under this Agreement is expressly conditioned on your continuing and complete performance of your material obligations under this Agreement, including without limitation the covenant not to sue contained in Paragraph 14 of the Agreement as limited by Paragraph 15. If you materially breach any of the terms of this Agreement, the Employment Agreement, the Award Agreements, the Confidentiality Agreement, the Non-Competition Agreement or the Non-Solicitation Agreement, State Street reserves its right, if applicable, to cease payment of any then-remaining Severance Pay or other benefits set forth in this Agreement. You agree that such cessation or recoupment will not invalidate this Agreement, and further acknowledge that you will remain bound by all of the terms of this Agreement, including without limitation the release of claims in Paragraph 13. Further, if you breach the covenant not to sue contained in Paragraph 14 of this Agreement, as determined by a court of competent jurisdiction, you will be liable for all expenses, costs and attorneys’ fees incurred in defending such claims, complaint or causes of action to the fullest extent allowed by applicable law. Conway Transition and Separation Agreement 10

17. NOTICE OF RIGHTS. (a) You may consider the terms of this Agreement for 21 days from the day you first received it, which was March 21, 2019. You agree that if there have been any changes to a prior version of this Agreement (material or immaterial), the 21-day period set forth here will not be reset. (b) You may elect to revoke this Agreement for a period of seven (7) business days after signing the Agreement. Your written notice to revoke must be received by State Street within seven (7) business days of the date you signed this Agreement. The Agreement shall not be effective or binding until the expiration of this seven (7)-business-day revocation period (the “Revocation Period”). (c) You are hereby notified of your right to consult an attorney of your choosing, and you are advised to do so before signing and returning this Agreement. 18. ACKNOWLEDGEMENTS. (a) You acknowledge that this Agreement is written in a manner which you understand, and that you understand your obligations under this Agreement. (b) You acknowledge that your execution of this Agreement is in exchange for good and valuable consideration paid by State Street which you would not otherwise be entitled to receive. (c) You acknowledge that no other promises or agreements of any kind have been made to or with you by any person or entity whatsoever to cause you to sign this Agreement, that you freely and voluntarily assent to all of the terms and conditions of this Agreement, and that you sign your name as your own free act and deed. 19. COOPERATION. You agree to cooperate reasonably with State Street with respect to all matters arising during or related to your employment, including, but not limited to, all matters (formal or informal) in connection with any government investigation, internal State Street investigation, litigation (potential or ongoing), regulatory or other proceeding which may have arisen prior to or which may arise following the signing of this Agreement. State Street agrees that such cooperation shall be at mutually agreed upon times and locations, and shall not interfere with any subsequent employment you may have. State Street shall reimburse you for any reasonable out-of-pocket and properly documented expenses you incur in connection with any such cooperation. 20. REFERENCES. It is State Street policy not to provide references to potential future employers of its former employees. You agree that you will refer potential future employers only to the Company’s job information line, The Work Number, at either www.theworknumber.com or via telephone at (800) 367-5690. The Work Number will verify your dates of employment, your final rate of pay and the positions you held. For the purpose of accessing the Work Number, you will give potential future employers the Company’s company code, which is 70027. Conway Transition and Separation Agreement 11

21. NON-ADMISSION. You understand and agree that neither this Agreement nor anything provided herein constitutes an admission that State Street and/or any of the Releasees has violated any law or has any legal liability to you. 22. APPLICABLE LAW. This Agreement will be governed by and construed under the laws of the Commonwealth of Massachusetts. If any case or controversy arises under this Agreement, any action will be brought in a court of the Commonwealth of Massachusetts or the United States District Court for the District of Massachusetts, and each party will submit to each such court’s jurisdiction. 23. VALIDITY. If any provisions of this Agreement (or, with respect to Paragraph 13, the release of any Claim) shall be determined by any court of competent jurisdiction to be illegal or invalid, the validity of the remaining terms will not be affected thereby, and said illegal or invalid term will be deemed not to be part of this Agreement. Provided, however, if Paragraph 13 is deemed to be invalid in its entirety, then this Paragraph 23 shall not apply. 24. NO WAIVER. No delay or omission by State Street in exercising any right under this Agreement or its attachments shall operate as a waiver of that or any other right. A waiver or consent given by State Street on any one occasion shall be effective only in that instance, and shall not be construed as a bar or waiver of any right on any other occasion. 25. ENTIRE AGREEMENT. More than one copy of this Agreement may be signed, each of which when signed will be deemed an original. This Agreement constitutes the complete understanding and agreement between the parties to this Agreement with respect to the settlement of all matters between them, and, except as provided herein, supersedes and cancels all previous oral and written negotiations, agreements, and representations regarding such matters. For the avoidance of doubt, the Continuing Obligations and Award Agreements shall remain in full force and effect in accordance with their terms, including but not limited to any restrictive covenants and other conditions contained therein. 26. NOTICES. All notices and correspondence concerning this Agreement will be in writing and may be mailed or delivered to: In the Case of State Street: Kathryn M. Horgan, Executive Vice President, Chief Global Human Resources and Citizenship Officer, State Street Bank and Trust Company, One Lincoln Street, SFC-11, Boston, MA 02111. In the Case of Employee: The last home address you have provided to State Street during employment or thereafter to the State Street GHR Service Center at (1-855-447-7007). (The remainder of this page is intentionally left blank.) Conway Transition and Separation Agreement 12

27. BINDING EFFECT OF AGREEMENT; RIGHT TO MODIFY. This Agreement will be binding upon and will inure to the benefit of the parties to the Agreement and their respective heirs, successors and assigns. Notwithstanding anything else to contrary, nothing in this Agreement will in any way affect State Street’s right to change, modify, or terminate any employee benefit plan or program, including the cost of coverage charged, at any time in the future with respect to any benefits provided to active, inactive, retired, or former employees of State Street or their covered dependents. STATE STREET BANK AND TRUST COMPANY By: _/s/ Kathryn M. Horgan________ Date: 4/3/19 Kathryn M. Horgan Executive Vice President Chief Global Human Resources and Citizenship Officer Voluntarily accepted and agreed to by Employee: __/s/ Jeff Conway__________________ Date: 4/4/19 Jeff Conway Conway Transition and Separation Agreement 13

EXHIBIT A POST-EMPLOYMENT GENERAL RELEASE OF CLAIMS FOR AND IN CONSIDERATION OF certain benefits to be provided me in connection with the termination of my employment, as set forth in the agreement between me and State Street Bank and Trust Company, its parent, and their respective direct and indirect subsidiaries and other affiliates (collectively, “State Street” or the “Company”), dated as of March 20, 2019 (the “Agreement”), which are conditioned on my signing this Post-Employment General Release of Claims (this “Release of Claims”) and to which I am not otherwise entitled, I, individually and on behalf of my respective heirs, executors, beneficiaries, representatives, administrators, successors and assigns, hereby fully, forever, irrevocably, and unconditionally release, remise, and discharge State Street, State Street’s employee benefit and compensation plans, programs or arrangements, welfare benefit and pension benefit plans and plan administrators, predecessors, successors, and assigns, and any and all of its or their past, present and future directors, officers, shareholders, agents, employees, trustees, fiduciaries, representatives, insurers, and assigns (whether acting as agents for State Street or in their individual capacity) (individually and collectively referred to as “Releasees”) from and with respect to any and all claims, demands, charges, liabilities, damages, actions, causes of action and suits of every type whatsoever, in law or at equity (collectively, “Claims”), including without limitation Claims related to or arising out of my employment or its termination, including but not limited to: (a) all Claims under any local, state or federal discrimination, fair employment practices and other employment-related statute, regulation or executive order (as they may have been amended) prohibiting discrimination, harassment or retaliation based upon any protected status including, without limitation, race, ethnicity, national origin, age, gender, pregnancy, marital status, disability, veteran status and sexual orientation. Without limitation, specifically included in this paragraph are any Claims arising under the Age Discrimination in Employment Act, the Older Workers Benefit Protection Act, Title VII of the Civil Rights Act of 1964, the Civil Rights Act of 1991, the Americans with Disabilities Act, the Rehabilitation Act of 1973, Section 806 of the Corporate Fraud Accountability Act of 2002, the Equal Pay Act, the Vietnam Era Veterans' Readjustment Assistance Act of 1974, Executive Orders 11246 and 11141, and, to the fullest extent enforceable under applicable law, all similar federal, state or local statutes, regulations and orders; (b) all Claims under any other local, state or federal employment-related statute, regulation or executive order (as they may have been amended) relating to any terms and conditions of employment or separation from employment, to the fullest extent enforceable under applicable law. Without limitation, specifically included in this paragraph are any Claims arising under the Family and Medical Leave Act of 1993, the National Labor Relations Act, the Employee Retirement Income Security Act of 1974, the Consolidated Omnibus Budget Reconciliation Act of 1985 (“COBRA”), the Worker Adjustment Retraining Notification Act (“WARN”), including any claims regarding advance notice of termination pursuant to WARN, the Fair Credit Reporting Act, and all similar federal, state or local statutes, regulations and orders; (c) all Claims for short-term disability benefits, and Claims to any non-vested ownership interest in State Street provided through participation in a State Street plan or program other than the awards subject to the Award Agreements (as defined in the Agreement); Conway Transition and Separation Agreement Exhibit A Page 1

(d) all Claims under any state or federal common law theory including, without limitation, wrongful discharge, breach of express or implied contract, promissory estoppel, unjust enrichment, breach of a covenant of good faith and fair dealing, defamation, interference with contractual relations, intentional or negligent infliction of emotional distress, invasion of privacy, misrepresentation, deceit, fraud or negligence; (e) any other Claims, whether known or unknown, suspected or unsuspected, and whether or not concealed or hidden, which I now have, may have or may have had against any of the Releasees, up to the date I sign this Release of Claims, including without limitation claims arising out of or in any way related to my employment with or separation from State Street (including claims for retaliation); and (f) all Claims arising under the wage and hour and wage payment laws of the Commonwealth of Massachusetts. Subject to Paragraph 12 of the Agreement, and to the extent permitted by law, I represent that I have not filed any complaints, claims or actions concerning any of the Claims released by me above with any state, federal, or local agency or court. In addition to waiving and releasing Claims as described above, I hereby covenant not to sue the Releasees in respect of any of the Claims released above. This “covenant not to sue” is different from the general release of claims contained above; for by covenanting not to sue the Releasees, I am agreeing that I will not hereafter pursue any individual Claim concerning any of the Claims I released above by filing such a Claim in any local, state, or federal court. My execution of this Release of Claims shall not release or restrict me from making (a) claims to enforce the provisions of the Agreement; (b) claims and rights under the Award Agreements (as defined in the Agreement) with respect to any deferred compensation awards that I continue to hold following the date hereof; (c) claims that cannot be waived as a matter of law, including claims for unemployment benefits; (d) rights to vested benefits under any applicable welfare, retirement and/or pension plans (e) claims challenging the knowing and voluntary nature of this release under the Workers Benefit Protection Act and the Age Discrimination in Employment Act; (f) rights I may have to defense, indemnification, and contribution from State Street for actions taken by me in the course and scope of my employment with State Street, including rights pursuant to applicable law, the foundational documents of State Street or any of its subsidiaries or other affiliates, any applicable D&O policy of State Street or any of its subsidiaries or other affiliates, or any other applicable agreement, program or arrangement; or (g) claims that arise after the date of this Release. I and State Street also agree that this Release of Claims will not affect the rights and responsibilities of the United States Equal Employment Opportunity Commission (“EEOC”) and state or local Fair Employment Practices Agencies to enforce the anti-discrimination laws of the United States, and that nothing in this Release of Claims prevents me from filing, cooperating with, or participating in any proceeding before the EEOC or any state or local Fair Employment Practices Agency. However, I represent and warrant that I knowingly and voluntarily waive all rights and claims arising prior to my execution of this Release of Claims, as well as rights to any payment, benefit, attorneys’ fees or other personal remedial relief as a consequence of any charge filed with or by the EEOC or analogous state or local agency and/or any litigation pursued by the EEOC concerning any facts alleged in any such charge. Nothing in this Release of Claims prevents me from complying with a lawful subpoena or court order. Conway Transition and Separation Agreement Exhibit A Page 2

In signing this Release of Claims, I acknowledge my understanding that I may not sign it prior to the termination of my active employment, but that I may consider the terms of this Release of Claims until the later of the date that is (i) five (5) business days from the Separation Date and (ii) twenty-one (21) days from the date that I received the Agreement and this Exhibit A. I also acknowledge that I am advised by State Street to seek the advice of an attorney prior to signing this Release of Claims; that I have had sufficient time to consider this Release of Claims and to consult with an attorney, if I wished to do so, or to consult with any other person of my choosing before signing (subject to Section 10(b) of the Agreement); and that I am signing this Release of Claims voluntarily and with a full understanding of its terms. I further acknowledge that, in signing this Release of Claims, I have not relied on any promises or representations, express or implied, that are not set forth expressly in the Agreement. I understand that I may revoke my acceptance of this Release of Claims as to claims under the Age Discrimination in Employment Act at any time within seven (7) business days of the date of my signing by written notice delivered to State Street in accordance with the terms of the Agreement, and that this Release of Claims will take effect as to the release of such claims only upon the expiration of such seven-business-day revocation period and only if I have not timely revoked it. This Release of Claims, together with the Agreement, constitute the complete understanding and agreement between me and State Street with respect to the settlement of all matters between us, and, except as provided herein, supersede and cancel all previous oral and written negotiations, agreements, and representations regarding such matters. For the avoidance of doubt, the Continuing Obligations and Award Agreements shall remain in full force and effect in accordance with their terms, including but not limited to any restrictive covenants and other conditions contained therein. Intending to be legally bound, I have signed this Release of Claims under seal as of the date written below. Signature: __/s/ Jeff Conway______________________ Name (please print): Date Signed: __4/4/19____________________________ Conway Transition and Separation Agreement Exhibit A Page 3

NON-SOLICITATION AGREEMENT In consideration of the Severance Benefits, the Additional Consideration, and the other benefits to be provided to you under the Transition and Separation Agreement to which this Non- Solicitation Agreement is appended and of which it forms a material part, you agree that the restrictions set forth in this Non-Solicitation Agreement are necessary to protect the goodwill, Confidential Information (including trade secrets) and other legitimate interests of State Street. You agree that during your employment and for a period of eighteen (18) months from the date of termination of your employment you will not, without the prior written consent of State Street or the legal entity with whom you are employed: (a) solicit, directly or indirectly (other than through a general solicitation of employment not specifically directed to employees of State Street or its Subsidiaries), the employment of, hire or employ, recruit, or in any way assist another in soliciting or recruiting the employment of, or otherwise induce the termination of the employment of, any person who then or within the preceding eighteen (18) months was an officer of State Street (excluding any such officer whose employment was involuntarily terminated); or (b) engage in the Solicitation of Business from any Client on behalf of any person or entity other than State Street. The provisions in subsections (a) and (b) above do not limit, amend or supersede any greater or more restrictive obligations or undertakings you may have under applicable law or other agreements or arrangements with State Street. As used here— “Officer” means any person holding a position title of Assistant Vice President or SSGA Principal 4 or higher. “Client” means a present or former customer or client of State Street with whom you have had, or with whom persons you have supervised have had, substantive and recurring personal contact during your employment with State Street. A former customer or client means a customer or client for which State Street stopped providing all services within twelve months prior to the date your employment with State Street ends. “Solicitation of Business” means the attempt through direct or indirect contact by you or by any other person or entity with your assistance to induce a Client to: (i) transfer the Client’s business from State Street to any other person or entity; (ii) cease or curtail the Client’s business with State Street; or (iii) divert a business opportunity from State Street to any other person or entity, which business or business opportunity concerns or relates to the business with which you were actively connected during your employment with State Street. Conway Transition and Separation Agreement Non-Solicitation Agreement

NON-COMPETITION AGREEMENT In consideration of the Severance Benefits, the Additional Consideration, and the other benefits to be provided to you under the Transition and Separation Agreement to which this Non- Competition Agreement is appended and of which it forms a material part, you agree that the restrictions set forth in this Non-Competition Agreement are necessary to protect the goodwill, Confidential Information (including trade secrets) and other legitimate interests of State Street. You agree that, for eighteen (18) months following the date of the termination of your employment under the Transition and Separation Agreement for any reason (in the aggregate, the “Non-Compete Period”), you will not, anywhere in the Restricted Area, for yourself or any other person or entity, directly or indirectly, in any capacity, engage in, provide services to, consult for, or be employed by any of the businesses (including any of their affiliated and subsidiary entities or successors) listed in the memorandum from Kathy Horgan to you dated as of March 21, 2019. By signing the Transition and Separation Agreement, you acknowledge receipt of the memorandum. As used here— “Restricted Area” means anywhere that State Street markets its products or services (which you acknowledge specifically includes the entire world). Conway Transition and Separation Agreement

CONFIDENTIALITY AGREEMENT Subject to Paragraph 12 of the Transition and Separation Agreement to which this is attached and of which it forms a material part, you acknowledge that during your employment you had access to Confidential Information and that such Confidential Information is the property of State Street and/or its licensors, suppliers or clients. You agree specifically as follows, in each case whether during your employment or following its termination: (a) You will always preserve as confidential all Confidential Information, and will never use it for your own benefit or for the benefit of others or in any way that could have a negative impact on the financial condition or reputation of State Street, its Subsidiaries, and/or its or their licensors, suppliers or customers; this includes that you will not use the knowledge of activities or positions in clients’ securities portfolio accounts or cash accounts for your own personal gain or for the gain of others. (b) You will not disclose, divulge, or communicate Confidential Information to any unauthorized person, business or corporation during or after the termination of your employment with State Street. You will use your best efforts and exercise due diligence to protect, to not disclose and to keep as confidential all Confidential Information. (c) You will not initiate or facilitate any unauthorized attempts to intercept data in transmission or attempt entry into State Street systems or files. You will not intentionally affect the integrity of any State Street data or systems through the introduction of unauthorized code or data, or through unauthorized deletion or addition. You will abide by all applicable Corporate Information Security procedures. The terms of this agreement do not apply to any information which was previously known to you prior to the date of your employment with State Street without an obligation of confidence or without breach of this agreement, is or was publicly disclosed (other than by a violation by you of the terms of this agreement) either prior to or subsequent to your receipt of such information, or was rightfully received by you from a third party without obligation of confidence and other than in relation to your employment with State Street. As used here, “Confidential Information” means any and all information of State that is not generally available to the public, and includes any information received by State Street from any third party with the understanding, express or implied, that it would be kept confidential. By way of example, Confidential Information includes but is not limited to all trade secrets, trade knowledge, systems, software, code, data documentation, files, formulas, processes, programs, training aids, printed materials, methods, books, records, client files, policies and procedures, client and prospect lists, employee data and other information relating to the operations of State Street and to its customers, and information concerning any and all discoveries, inventions or improvements thereof made or conceived by you or others for State Street whether or not patented or copyrighted, as well as cash and securities account transactions and position records and track records of clients, regardless of whether such information is formally designated as “confidential.” Conway Transition and Separation Agreement